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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE


        FORRESTER RESEARCH APPOINTS DELOITTE & TOUCHE LLP AS NEW AUDITOR


CAMBRIDGE, Mass., April 3, 2002 . . . Forrester Research, Inc. (Nasdaq: FORR), a leading provider of research and analysis on emerging technologies, today announced the appointment of Deloitte & Touche LLP as its independent auditor for fiscal year 2002. Arthur Andersen LLP had previously served as Forrester's independent auditor.

The appointment of Deloitte & Touche was made after careful consideration and an extensive evaluation process by Forrester's Board of Directors, Audit Committee, and management team. "Although Andersen has provided excellent service in the past, we think this decision is in the best interest of the company and its shareholders," said Warren Hadley, chief financial officer. "We look forward to our working relationship with Deloitte & Touche."

Forrester Research is a leading emerging-technology research firm providing data and analysis that defines the impact of technology change on business. Forrester's WholeView(TM) Research, Strategic Services, and Events help Global 3,500 clients understand how technology change affects their customers, strategy, and technology investment. Established in 1983, Forrester is headquartered in Cambridge, Mass. For additional information, visit www.forrester.com.




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Contact:
Kimberly Maxwell
Investor Relations Manager
Forrester Research, Inc.
+1 617/613-6234


(C)2002, Forrester Research, Inc. All rights reserved. Forrester and WholeView are trademarks of Forrester Research, Inc.